                                                                    Exhibit 99.1


       ALPHA                                       INVESTOR CONTACT:
[LOGO] TECHNOLOGIES                                   Neil Berkman Associates
       GROUP, INC.                                    (310) 277-5162
                                                      info@BerkmanAssociates.com

                                                   COMPANY CONTACT:
FOR IMMEDIATE RELEASE                                 Jim Polakiewicz
                                                      Chief Financial Officer
                                                      (603) 635-5160


                        ALPHA TECHNOLOGIES GROUP REPORTS
                     FOURTH QUARTER AND FISCAL 2003 RESULTS

     LOS ANGELES, CALIFORNIA, January 8, 2003 -- ALPHA TECHNOLOGIES GROUP, INC. (NASDAQ:ATGI) announced today that revenue for the fiscal year ended October 26, 2003 was $46.8 million. This compares to revenue of $55.6 million for the fiscal year ended October 27, 2002.

     The net loss for fiscal 2003, before charges totaling $13.3 million for the impairment of goodwill and other intangible assets under Statement of Financial Accounting Standards (SFAS) No. 142, was $2.3 million, or $0.32 per share. Including these pre-tax, non-recurring items, the net loss for fiscal 2003 was $15.6 million, or $2.19 per share.

     For fiscal 2002, the net loss before a $15.6 million goodwill impairment charge, a $2.1 million loss on the sale of land and building, and a $561,000 loss associated with debt modifications, was $514,000, or $0.07 per share. Including these items, the net loss for fiscal 2002 was $11.5 million, or $1.62 per share.

     Total long-term debt declined to $19.2 million at October 26, 2003 from $21.7 million at October 27, 2002.

     CEO Larry Butler said, "With the decline in revenue in fiscal 2003, we focused on aggressively managing our costs and using the positive cash flow we generated to reduce our debt as quickly as possible. These efforts will continue. While last year was disappointing, the recent signs of an economic recovery are encouraging. We currently anticipate improved results in fiscal 2004."

NON-GAAP FINANCIAL MEASURES

     Cash flow for fiscal 2003, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was approximately $2.2 million. This compares to EBITDA of approximately $5.6 million for fiscal 2002.

     The following table reconciles GAAP to non-GAAP financial measures:

             RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES
                                 (In Thousands)

                                                    Twelve Months Ended
                                                 -------------------------
                                                 Oct. 26,         Oct. 27,
                                                   2003            2002
                                                 --------        --------
Net Loss                                         $(15,598)       $(11,488)
Add (deduct):
  Impairment of goodwill                           12,980          15,602
  Impairment of other intangible assets               323              --
  Loss on sale of land and building                    --           2,097
  Depreciation and amortization                     3,281           3,775
  Interest expense                                  2,042           2,510
  Costs associated with debt modifications             --             561
  Other                                                45             219
  Credit for income taxes                            (883)         (7,634)
                                                 --------        --------
EBITDA                                           $  2,190        $  5,642
                                                 ========        ========


                                     (more)

ALPHA TECHNOLOGIES GROUP REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS January 8, 2004
Page Two

CONFERENCE CALL

     Alpha has scheduled a conference call today at 11:00 AM ET. A simultaneous WebCast may be accessed at www.ALPHAtgi.com/pr.html. A replay will be available after 1:00 PM ET at this same internet address. For a telephone replay, dial
(800) 633-8284, reservation #21177491 after 1:00 PM ET.

ABOUT ALPHA TECHNOLOGIES GROUP

     Alpha Technologies Group (www.ALPHAtgi.com), Inc. is engaged in the manufacture, fabrication and sale of thermal management and non-thermal fabricated products and aluminum extrusions. The Company is one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, dissipate unwanted heat generated by electronic components. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries. The Company also sells non-thermal fabricated products and aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets.

FORWARD-LOOKING STATEMENTS

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, compliance with covenants in the Company's loan documents, ability to meet principal payments under those loan documents and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.

                                (tables attached)
                                                                           #3477

                 ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (In Thousands, Except Shares and per Share Data) (Unaudited)

                                                  Three Months Ended             Twelve Months Ended
                                               ------------------------        ------------------------
                                               Oct. 26,        Oct. 27,        Oct. 26,        Oct. 27,
                                                 2003            2002           2003            2002
                                               --------        --------        --------        --------

SALES                                          $ 11,513        $ 13,796        $ 46,801        $ 55,574
COST OF SALES                                    10,290          12,224          41,715          47,343
                                               --------        --------        --------        --------
    Gross profit                                  1,223           1,572           5,086           8,231

OPERATING EXPENSES:
  Research and development                          104             124             396             496
  Selling, general and administrative             1,511           1,439           5,837           6,117
  Impairment of goodwill                             --              --          12,980          15,602
  Impairment of other intangible assets              --              --             323              --
                                               --------        --------        --------        --------
    Total operating expenses                      1,615           1,563          19,536          22,215

OPERATING (LOSS) INCOME                            (392)              9         (14,450)        (13,984)

LOSS ON SALE OF LAND AND BUILDING                    --          (2,097)             --          (2,097)

INTEREST EXPENSE                                   (517)           (598)         (2,042)         (2,510)

OTHER INCOME, net                                     3               4              11              30

COSTS ASSOCIATED WITH DEBT MODIFICATIONS             --              30              --            (561)
                                               --------        --------        --------        --------

LOSS BEFORE BENEFIT FOR INCOME TAXES               (906)         (2,652)        (16,481)        (19,122)

BENEFIT FOR INCOME TAXES                             --          (1,659)           (883)         (7,634)
                                               --------        --------        --------        --------

Net loss                                       $   (906)       $   (993)       $(15,598)       $(11,488)
                                               ========        ========        ========        ========

LOSS PER COMMON BASIC & DILUTED SHARE          $  (0.12)       $  (0.14)       $  (2.19)       $  (1.62)
                                               ========        ========        ========        ========

WEIGHTED AVERAGE NUMBER OF
COMMON & COMMON EQUIVALENT
SHARES OUTSTANDING, BASIC & DILUTED               7,110           7,109           7,110           7,110

                         ALPHA TECHNOLOGIES GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share-related data)

                                                                             Oct. 26,        Oct. 27,
                                    ASSETS                                     2003            2002
                                                                             --------        --------
CURRENT ASSETS:
    Cash and cash equivalents                                                $  1,677        $    751
    Trade accounts receivable, net                                              5,745           7,198
    Inventories, net                                                            6,553           7,585
    Prepaid expenses                                                            1,364           1,201
                                                                             --------        --------
        Total current assets                                                   15,339          16,735

PROPERTY AND EQUIPMENT, net                                                    12,103          14,991
GOODWILL                                                                           --          12,980
DEFERRED INCOME TAXES                                                          10,046           9,608
OTHER ASSETS, net                                                                 807           1,319
                                                                             --------        --------
        TOTAL ASSETS                                                         $ 38,295        $ 55,633
                                                                             ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable, trade                                                  $  3,486        $  2,967
    Accrued compensation and related benefits                                     612             700
    Other accrued expenses                                                        716             584
    Current portion of long-term debt                                           1,000           3,000
                                                                             --------        --------
        Total current liabilities                                               5,814           7,251

REVOLVING CREDIT FACILITY                                                       3,200           3,200
LONG-TERM DEBT                                                                 18,150          18,650
OTHER LONG-TERM LIABILITIES                                                       470             652
                                                                             --------        --------
        TOTAL LIABILITIES                                                      27,634          29,753

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Preferred stock, $100 par value; 180,000 shares
      authorized; no shares issued or outstanding                                  --              --
    Common stock, $.03 par value; 17,000,000 shares authorized;
      8,529,826 shares issued at October 26, 2003 and October 27, 2002            256             256
    Additional paid-in capital                                                 47,504          47,336
    Accumulated deficit                                                       (31,128)        (15,530)
    Accumulated other comprehensive (loss)                                        (77)           (288)
    Treasury stock, at cost; 1,419,490 common
      shares at October 26, 2003 and at October 27, 2002                       (5,894)         (5,894)
                                                                             --------        --------

        TOTAL STOCKHOLDERS' EQUITY                                             10,661          25,880
                                                                             --------        --------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 38,295        $ 55,633
                                                                             ========        ========